Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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AIR METHODS CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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®
The Exclusive Airborne Health Care Company...Since 1980

Air Methods Corporation
Denver/Centennial Airport
NASDAQ/GSMS:AIRM

June 27, 2007

TO THE STOCKHOLDERS OF AIR METHODS CORPORATION:

You are cordially invited to attend the 2007 Annual Meeting of Stockholders of Air Methods Corporation to be held on Wednesday, August 8, 2007, at the Company’s corporate offices, 7211 South Peoria Street, in Englewood, Colorado, at 1:00 p.m., Mountain Time.

The purpose of the Annual Meeting is to consider and vote upon the election of Messrs. George W. Belsey, C. David Kikumoto, and Major General Carl H. McNair, Jr. (Ret.) to Class I directorships. We will allow time at the meeting to review fiscal year 2006 accomplishments and goals for the future.

Attached are the Notice of Annual Meeting and Proxy Statement which we request you read carefully. A proxy is also enclosed and is accompanied by the 2006 Annual Report.

Our record-date stockholders who directly hold a stock certificate may vote shares electronically or telephonically through our transfer agent, American Stock Transfer and Trust Company, via the internet address www.voteproxy.com or by telephoning 1-800-PROXIES (1-800-776-9437). Voting options for stockholders whose shares are held in an account with a broker-dealer will depend on that broker-dealer’s technology. For such stockholders, you will find instructions printed on the enclosed proxy. Proxies not containing such instructions must be voted by mail. Please respond promptly to the proxy regardless of which voting method you use. Should you receive more than one proxy because your shares are registered in different names and addresses, each proxy should be signed and returned to assure that all of your shares will be voted.

Thank you for your consideration.

FOR THE BOARD OF DIRECTORS,

George W. Belsey
Chairman of the Board

PLEASE RESPOND PROMPTLY TO THE ENCLOSED PROXY TO ENSURE THAT YOUR SHARES ARE VOTED. IF RESPONDING BY REGULAR MAIL, PLEASE VERIFY THE PROXY IS SIGNED AND DATED. A BUSINESS REPLY ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. NO POSTAGE IS REQUIRED IF YOU MAIL THIS PROXY FROM ANYWHERE IN THE UNITED STATES.

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®

The Exclusive Airborne Health Care Company...Since 1980

Air Methods Corporation
Denver/Centennial Airport
NASDAQ/GSMS:AIRM

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON AUGUST 8, 2007

TO THE STOCKHOLDERS OF AIR METHODS CORPORATION:

The 2007 Annual Meeting of Stockholders of Air Methods Corporation (the “Company”), a Delaware corporation, will be held at the Company’s principal executive offices, 7211 South Peoria Street, in Englewood, Colorado, at 1:00 p.m., Mountain Time, on Wednesday, August 8, 2007, for the purpose of considering and voting upon the following:

1.
To elect three directors, George W. Belsey, C. David Kikumoto and Major General Carl H. McNair, Jr. (Ret.) to Class I directorships of the Company to serve until the Annual Meeting Of Stockholders in the year 2010;

2.	Transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

The Board of Directors of the Company has fixed the close of business on Tuesday, June 19, 2007 as the Record Date for the determination of stockholders entitled to notice of and to vote at this meeting. The Company’s list of Record Date registered stockholders will be available at the Company’s corporate office commencing Friday, August 3, 2007, for review by interested parties. The list will also be available at the Annual Meeting, and all stockholders are cordially invited to attend the meeting.

BY ORDER OF THE BOARD OF DIRECTORS:

Trent J. Carman
Secretary

June 27, 2007
Englewood, Colorado

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PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON AUGUST 8, 2007

SOLICITATION AND REVOCATION OF PROXIES

This statement is furnished in connection with a solicitation of proxies by the Board of Directors of Air Methods Corporation (the “Company”) for use at the 2007 Annual Meeting of Stockholders (the “Annual Meeting”) to be held on Wednesday, August 8, 2007, 1:00 p.m. Mountain Time, at the Company’s corporate offices located at 7211 South Peoria Street, in Englewood, Colorado 80112.

Properly executed and dated proxies received by 1:00 p.m. on August 8, 2007 will be voted in accordance with the instructions therein. If no instructions are given, the shares represented by the proxy will be voted FOR the election of George W. Belsey, C. David Kikumoto and Major General Carl H. McNair, Jr. (Ret.) for Class I directors. The persons named as proxies will have discretionary authority to vote all proxies with respect to additional matters that are presented properly for action at the Annual Meeting. The approximate date of mailing these proxy materials is June 27, 2007
.
If you were a stockholder of record on the Record Date, you can revoke your proxy before it is exercised by submitting a written revocation, together with valid identification, to the Secretary of the Company, by executing another valid proxy bearing a later date, or by attending the Annual Meeting and voting in person. If you are a beneficial owner of shares, you may submit new voting instructions by contacting your bank, broker or other holder of record. Beneficial owners desiring to vote in person at the Annual Meeting must obtain a legal proxy from their broker, bank or other holder of record and present it to the Inspector(s) of Election with their ballot. All shares that have been properly voted and not revoked will be voted at the Annual Meeting.

The Company intends to request banks, brokerage houses, custodians, nominees and other fiduciaries to forward copies of these proxy materials to those persons for whom they hold shares. Solicitation for proxies is made by the Company. In addition to solicitation by mail, certain officers and employees of the Company, who will receive no compensation for their services other than their regular salaries, may solicit proxies in person or by telephone, electronic mail, internet, or facsimile transmission. No employees are expected to be specially engaged for the purpose of soliciting security holders. The cost of preparing, assembling, mailing, and soliciting proxies and other miscellaneous expenses related thereto will be borne by the Company and is estimated to total approximately $60,000.

VOTING RIGHTS

Only holders of shares of the Company’s Common Stock, par value $.06 per share (“Common Stock”), at the close of business on June 19, 2007, the Record Date determined by the Board of Directors, may vote at the Annual Meeting. On the Record Date, the Company had outstanding and entitled to vote 11,886,799 shares of Common Stock. Each share of Common Stock is entitled to one vote on the matters listed in the Notice of Annual Meeting. A quorum of one-third of the shares outstanding and entitled to vote is required to vote on matters before the Annual Meeting. The shares represented by all proxies that are properly executed and submitted will be voted at the Meeting in accordance with the instructions indicated on the proxies. Unless otherwise directed, the shares represented by proxies will be voted for the proposal described in this Proxy Statement. All votes will be tabulated by the Inspector(s) of Election appointed for the meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes. Abstentions are counted as present for purposes of determining the presence or absence of a quorum for the transaction of business; however, they will not be taken into account in determining the outcome of the proposal described in this Proxy Statement.

If the beneficial owner of shares that are held of record by a broker does not give instructions to the broker as to how to vote the shares, the broker has the authority under stock market rules to vote those shares for or against “routine” matters, such as the election of directors. Where a matter is not considered routine, the shares held by the broker will not be voted without specific instruction from the beneficial owner. These so-called “broker non-votes” will be counted for the purpose of establishing whether a quorum is present; however, they will not be included in the vote totals and therefore, will have no effect on the outcome of the vote for the proposal described in this Proxy Statement.

ANNUAL REPORT

The Company is also mailing with this Proxy Statement its Annual Report for the year ended December 31, 2006, which includes financial statements as filed with the Securities and Exchange Commission (“SEC”) on Form 10-K for the same period. The Annual Report does not constitute a part of the proxy soliciting material. The Company will furnish a copy of the Form 10-K to any stockholder free of charge, and will furnish a copy of any exhibit to the Form 10-K upon payment of the Company’s reasonable expenses in furnishing such exhibit(s). Interested parties may request a copy of the Form 10-K or any exhibit thereto from the Secretary of the Company at the Company’s principal offices, 7301 South Peoria Street, Englewood, Colorado 80112.

PROPOSAL NO. 1 - ELECTION OF DIRECTORS

The Company’s Board of Directors is currently comprised of nine directors, divided among three classes, with three directors in Class I, three directors in Class II, and three directors in Class III. Class I directors’ terms will expire at the 2007 Annual Meeting to be held on August 8, 2007; Class II directors hold office for a term expiring at the 2008 Annual Meeting Of Stockholders; and Class III directors hold office for a term expiring at the 2009 Annual Meeting Of Stockholders.

Our Board of Directors has nominated George W. Belsey, C. David Kikumoto and Major General Carl H. McNair, Jr. (Ret.) to serve as Class I directors for a three-year term expiring at the 2010 Annual Meeting of Stockholders. Unless voted otherwise, all shares represented by a proxy given pursuant to this solicitation will be voted FOR the election of George W. Belsey, C. David Kikumoto and Major General Carl H. McNair, Jr. (Ret.), to serve as Class I directors. The principal occupation and certain other information regarding the nominees and the other directors whose terms of office will continue after the Annual Meeting can be found beginning on page 3. Information about the share ownership of the nominees and other directors can be found beginning on page 21.

Vote Required and Recommendation of the Board of Directors. Assuming the presence of a quorum, the three persons receiving the highest number of “FOR” votes from stockholders in the election of directors at the Annual Meeting will be elected. Cumulative voting is not permitted in the election of directors. Consequently, each stockholder is entitled to one vote for each share of common stock held in the stockholder’s name. In the absence of instructions to the contrary, the persons named in the accompanying proxy shall vote the shares represented by that proxy for each of George W. Belsey, C. David Kikumoto and Major General Carl H. McNair, Jr. (Ret.) as nominees for election as Class I directors. In the event that any nominee should be unavailable for election as a result of an unexpected occurrence, such shares will be voted for the election of such substitute nominee as the Board of Directors may propose.

The Board of Directors recommends a vote “FOR” the proposal to elect each of George W. Belsey, C. David Kikumoto and Major General Carl H. McNair, Jr. (Ret.) to the Board of Directors.

DIRECTORS AND EXECUTIVE OFFICERS

Summary information concerning the Company’s directors and executive officers is set forth below:

Name	Age	Position	Class/Year Term as Director Expires(1)

George W. Belsey	67	Chairman of the Board	I/2007*
Ralph J. Bernstein	49	Director	III/2009
Samuel H. Gray	69	Director	II/2008
C. David Kikumoto	57	Director	I/2007*
MG Carl H. McNair, Jr. (Ret.)	73	Director	I/2007*
Lowell D. Miller, Ph.D.	73	Director	III/2009*
Morad Tahbaz	51	Director	II/2008
Paul H. Tate	56	Director	III/2009
Aaron D. Todd	45	Director and Chief Executive Officer	II/2008
David L. Dolstein	58	Senior Vice President, Community Based Services	N/A
Michael D. Allen	44	Senior Vice President, Air Medical Services	N/A
Trent J. Carman	46	Chief Financial Officer, Secretary and Treasurer	N/A
Sharon J. Keck	40	Chief Accounting Officer and Controller	N/A
__________________

*	Director nominee.

(1)	Refers to the calendar year in which the Annual Meeting Of Stockholders is contemplated to be held and at which the term of the pertinent director class shall expire.

Mr. George W. Belsey has served as Chairman of the Board of Directors since April 1994, having been appointed a director in December 1992. Mr. Belsey was appointed Chief Executive Officer of the Company effective June 1, 1994, and served in that capacity until July 2003. Mr. Belsey previously served in executive and administrative positions at the American Hospital Association and at a number of hospitals. He received his Bachelor’s Degree in Economics from DePauw University in Greencastle, Indiana, and holds a Master’s Degree in Business Administration from George Washington University, Washington, D.C.

Mr. Ralph J. Bernstein became a director in February 1994. He is a co-founder and General Partner of Americas Partners, an investment firm. He holds a Bachelor of Arts Degree in Economics from the University of California at Davis. Mr. Bernstein currently serves on the board of Empire Resorts, Inc.

Mr. Samuel H. Gray became a director in March 1991. From 1989 to 2000, he was Chief Executive Officer of The Morris Consulting Group, Inc., a health care industry consulting firm, and between 2000 and 2006 served as a Vice President of the Mattson Jack Group, Inc., also a health care consulting firm. Currently, he is an independent health care consultant. In 1959 Mr. Gray received a Bachelor of Science Degree from the University of Florida.

Mr. C. David Kikumoto became a director in June 2004. Mr. Kikumoto is the founder and Chief Executive Officer of Denver Management Advisors. From 1999 to 2000, Mr. Kikumoto was President and Vice Chairman at Anthem Blue Cross and Blue Shield, Colorado and Nevada, and from 1987 to 1999, he served in several roles at Blue Cross and Blue Shield of Colorado, Nevada and New Mexico. He received his Bachelor of Science degree in accounting from the University of Utah, pursued graduate studies at the University of Utah, and graduated from the Executive Development Program at the University of Chicago.

Major General Carl H. McNair, Jr. (Ret.) was appointed to the board of directors in March 1996. In April 1999, General McNair retired from his position as Corporate Vice President and President, Enterprise Management, for DynCorp, a technical and professional services company headquartered in Reston, Virginia, where he was responsible for the company’s core businesses in facility management, marine operations, test and evaluation, administration and security, and biotechnology and health services. He currently serves as Special Assistant, Government Relations and Legislative Affairs, Computer Sciences Corporation. General McNair has a Bachelor of Science Degree in Engineering from the U.S. Military Academy at West Point, a Bachelor’s Degree and Master’s Degree in Aerospace Engineering from Georgia Institute of Technology, and a Master of Science Degree in Public Administration from Shippensburg University.

Dr. Lowell D. Miller was named a director in June 1990. Since 1989, Dr. Miller has been involved with various scientific endeavors including a pharmaceutical consulting business. The University of Missouri awarded Dr. Miller a Bachelor of Science Degree in 1957 as well as a Master’s Degree in Biochemistry in 1958 and a Biochemistry Doctorate Degree in 1960.

Mr. Morad Tahbaz was elected to the board of directors in February 1994. He is a co-founder and General Partner of Americas Partners, an investment firm. Additionally, Mr. Tahbaz is the founder and a partner of M.T. Capital, L.L.C., an investment company for real estate and private equity transactions. Mr. Tahbaz received his Bachelor’s Degree in Philosophy and Fine Arts from Colgate University and attended the Institute for Architecture and Urban Studies in New York City. He holds a Master’s Degree in Business Administration from Columbia University Graduate School of Business.

Mr. Paul H. Tate was elected to the board of directors in September 2003. Mr. Tate is the Chief Financial Officer and a Senior Vice President of Frontier Airlines. Prior to joining Frontier in October 2001, he was Executive Vice President and Chief Financial Officer for Colgan Air, Inc., a U.S. Airways Express carrier. Mr. Tate served as Senior Vice President-Finance and Chief Financial Officer of Atlantic Coast Airlines Holdings, Inc. from 1997 to 2000, and has served in financial officer positions with Midway Airlines and Reno Air, Inc. Mr. Tate, a certified public accountant, received his undergraduate degree in economics and his Master’s Degree in Business Administration from Northwestern University in 1973 and 1975, respectively.

Mr. Aaron D. Todd became a director in June 2002 and Chief Executive Officer in July 2003. He joined the Company as Chief Financial Officer in July of 1995 and was appointed Secretary and Treasurer during that same year. He was appointed Chief Operating Officer in January 2002. Mr. Todd holds a Bachelor of Science Degree in Accounting from Brigham Young University.

Mr. David L. Dolstein joined the Company with the July 1997 acquisition of Mercy Air Service, Inc. He serves as Senior Vice President, Community Based Services and as President of Mercy Air Service, a continuation of his responsibilities preceding the acquisition. Mr. Dolstein received a Bachelor of Science degree in 1974 from Central Missouri State University with postgraduate studies in industrial safety.

Mr. Michael D. Allen was named Senior Vice President of the Air Medical Services Division in January 2006.  Since 1992, Mr. Allen has served the Company in several other positions including line pilot, safety representative, aviation site manager, training captain/check airman and operations manager. Prior to joining the Company, Mr. Allen was a commercial pilot for two years and served as a pilot in the US Army for five years.  Mr. Allen graduated from Portland State University with a Bachelor of Science in Mathematics.

Mr. Trent J. Carman joined the Company in April 2003 and is the Chief Financial Officer, Secretary and Treasurer. Prior to joining the Company, Mr. Carman served as Chief Financial Officer of StorNet, Inc. from January 2000 until April 2003, and served in various capacities including Senior Vice President and Chief Financial Officer for United Artists Theatre Circuit, Inc., from June 1992 until January 2000. Mr. Carman received his Bachelor of Science Degree in Accounting from Utah State University and holds a Master’s Degree in Business Administration-Finance from Indiana University.

Ms. Sharon J. Keck joined the Company as Accounting Manager in October 1993 and was named Controller in July of 1995. She assumed the additional position of Chief Accounting Officer in January 2002. Ms. Keck holds a Bachelor of Science Degree in Accounting from Bob Jones University.

CORPORATE GOVERNANCE

The Board of Directors believes that the purpose of corporate governance is to ensure that we maximize stockholder value in a manner consistent with legal requirements and the highest standards of integrity. The Board of Directors has adopted and adheres to corporate governance practices which the Board of Directors and senior management believe promote this purpose, and are sound and represent best practices. We continually review these governance practices, Delaware law (the state in which we are incorporated), rules and listing standards of The NASDAQ® Stock Market, the Securities and Exchange Commission (the “SEC”) regulations, as well as best practices suggested by recognized governance authorities.

Currently, the Company’s Board of Directors has nine members. The Board of Directors has determined that seven of those nine directors, namely Dr. Miller and Messrs. Bernstein, Gray, Kikumoto, McNair, Tahbaz and Tate, satisfy The NASDAQ® Stock Market standard for director independence. The Board of Directors held four meetings in 2006. Each director attended at least 75% of the Board of Directors and applicable committee meetings during 2006.

Committees of the Board of Directors

The Board of Directors has established an Audit Committee, Finance/Strategic Planning Committee, Compensation/Stock Option Committee and a Nominating Committee.

Audit Committee

The Audit Committee currently consists of Messrs. McNair (Chairman), Kikumoto and Tate. The Audit Committee held ten meetings in 2006, including telephonic meetings.

The Board of Directors has determined that all members of the Audit Committee are “independent” within the meaning of the listing standards of The NASDAQ® Stock Market and the SEC rules governing audit committees. In addition, the Board of Directors has determined that Mr. Tate meets the SEC criteria of an “audit committee financial expert” as defined under the applicable SEC rules.

The Audit Committee’s functions and activities during 2006 are described in more detail below under the heading “Audit Committee Report.”

Audit Committee Report

The members of the Audit Committee have been appointed by the Board of Directors. The Audit Committee operates under a written charter adopted by the Board of Directors, which was reviewed and revised in May 2007, a copy of which is available on the Company’s website at www.airmethods.com.

The Audit Committee serves in an oversight capacity and is not intended to be part of the Company’s operational or managerial decision-making process. The Company’s management is responsible for preparing the Company’s consolidated financial statements, and its independent auditors are responsible for auditing the consolidated financial statements. The principal purpose of the Audit Committee is to monitor these processes.

In this context, the Audit Committee or the Chairman met and held discussions with management and the independent auditors, KPMG, LLP. Management represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with generally accepted accounting principles applied on a consistent basis, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent auditors.

As further detailed in its charter, the role of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities regarding the following:

•	the integrity of Air Methods’ financial statements, including matters relating to its internal controls;

•	the qualification and independence of Air Methods’ independent auditors;

•	the performance of the independent auditors;

•	compliance with legal and regulatory requirements.

In the performance of established oversight functions, the Committee reviewed and discussed the audited financial statements with management and the independent auditors. The Committee has also discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Communications with Audit Committees, as currently in effect. Finally, the Committee has received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1 Independence Discussions with Audit Committees, as currently in effect, has considered whether the provision of non-audit services by the independent auditors to Air Methods is compatible with maintaining the auditors’ independence, and has discussed with the auditors the auditors’ independence, including whether the provision of the services described in the Company’s Proxy Statement under the heading “Fees and Services for 2006 and 2005” is compatible with maintaining the independent auditors’ independence.

Based upon the review and discussions described in this report, and subject to the limitations on the role and responsibilities of the Committee referred to above and in the Committee’s charter, the Committee recommended to the Board of Directors and the Board of Directors approved inclusion of the audited financial statements in Air Methods’ Annual Report on Form 10-K for the year ended December 31, 2006, as filed with the SEC. Also, in 2006, the Committee recommended, and the Board of Directors approved, the selection of KPMG, LLP to serve as the Company’s independent registered public accounting firm for fiscal year 2007.

By the Audit Committee:

Carl H. McNair, Jr. (Chair)
C. David Kikumoto
Paul H. Tate

Certain Relationships and Related Transactions

The Audit Committee charter charges the Audit Committee with the responsibility to investigate, review, and report to the Board the propriety and ethical implications of any transactions between the Company and any employee, officer, or Board member, or any affiliates of the foregoing. Applicable transactions may be reported to the Committee by our independent auditors, employees, officers, Board members, or other parties. The retention of a Board member as a consultant for financial consideration in addition to regular Board retainer and meeting fees requires the advance approval of the Compensation Committee.

We have no transactions with related parties which are subject to disclosure under any applicable SEC regulations.

Finance/Strategic Planning Committee

The Finance/Strategic Planning Committee was formed by the Board of Directors in April 2003. The current members of the Finance/Strategic Planning Committee are Messrs. Tahbaz (Chairman), Bernstein, Kikumoto and Todd. The Finance/Strategic Planning Committee provides oversight of establishment and achievement of corporate financial objectives, key growth initiatives and capital structure of the Company. The Finance/Strategic Planning Committee met five times in 2006.

Compensation/Stock Option Committee

The Compensation/Stock Option Committee currently consists of Dr. Miller (Chairman) and Messrs. Bernstein and Gray and operates pursuant to a written charter, a copy of which is available on the Company’s website at www.airmethods.com. The Compensation/Stock Option Committee, which met five times in 2006, is responsible for making recommendations to the Board of Directors regarding executive compensation matters. The specific nature of the compensation committee’s responsibilities as they relate to executive officers is set forth under “Compensation Discussion and Analysis.”

The Board of Directors has determined that all members of the Compensation/Stock Option Committee are “independent” within the meaning of The NASDAQ® Stock Market’s listing standards.

Nominating and Governance Committee

The Nominating and Governance Committee, which operates pursuant to a written charter, provides committee membership recommendations to the Board of Directors, along with changes to those committees and identifies, evaluates and recommends to the Board individuals, including individuals proposed by stockholders, qualified to serve as members of the Board of Directors and the nominees for election as directors of the Company at the next annual or special meeting of stockholders at which directors are to be elected. The Nominating Committee also develops and recommends to the Board of Directors corporate governance principles applicable to the Company. The Nominating and Governance Committee currently consists of Messrs. Gray (Chairman) and Tahbaz and Dr. Miller. The Nominating and Governance Committee met four times in 2006.

The Board of Directors has determined that all members of the Nominating and Governance Committee are “independent” within the meaning of The NASDAQ® Stock Market’s listing standards.

Nomination of Directors

In accordance with its written charter, the Nominating and Governance Committee investigates suggestions for candidates for membership on the Board of Directors and recommends prospective directors, as required, to provide an appropriate balance of knowledge, experience and capability on the Board of Directors, including stockholder nominations for the Board of Directors made in compliance with the Company’s Bylaws.

Directors may be nominated by the Board of Directors or by stockholders in accordance with our Bylaws, which provide that nominations for the election of directors may be made by the Board of Directors or a committee of the Board of Directors or by any stockholder entitled to vote for the election of directors. Nominations for director may be made by any stockholder entitled to vote in the election of directors generally, but only if written notice of such stockholder’s intent to make such nomination has been given to the Secretary of the Company not later than (i) with respect to an election to be held at an annual meeting of stockholders, 90 days prior to the anniversary date of the immediately preceding annual meeting, and (ii) with respect to an election to be held at a special meeting of stockholders for the election of directors, the close of business on the tenth day following the date on which notice of such meeting is first given to stockholders. Each such notice must set forth the following: (a) the name and address of the stockholder intending to make the nomination and of the person or persons to be nominated; (b) representation that the stockholder is a holder of record of stock of the Company entitled to vote and intends to appear in person or by proxy at the meeting to make such nomination; (c) a description of all arrangements or understandings between the stockholder and the nominee and any other person pursuant to which the nomination is to be made by the stockholder; (d) such other information regarding the nominee required to be included in a proxy statement filed pursuant to the proxy rules of the SEC; and (e) the consent of the nominee to serve as a director of the Company if so elected. The presiding officer of the meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedure.

In recommending candidates for appointment or re-election to the Board of Directors, the Nominating and Governance Committee considers the appropriate balance of experience, skills and characteristics required of the Board of Directors, and seeks to ensure that at least a majority of the directors are independent under the rules of the NASDAQ® Stock Market, and that members of the Company’s Audit Committee meet the financial literacy and sophistication requirements under The NASDAQ® Stock Market rules and at least one of them qualifies as an “audit committee financial expert” under the rules of the SEC. Nominees for director are selected on the basis of their depth and breadth of experience, integrity, ability to make independent analytical inquiries, understanding of the Company’s business environment, and willingness to devote adequate time to Board duties.

In determining whether to recommend a director for re-election, the Nominating and Governance Committee considers the director’s past attendance at meetings and participation in and contributions to the activities of the Board of Directors.

Director Compensation

The following table summarizes all compensation earned by members of the Board of Directors during the year ended December 31, 2006.

2006 DIRECTOR COMPENSATION TABLE

Name	Fees Earned or Paid in Cash ($)	All Other Compensation ($)		Total ($)

George W. Belsey	--	150,000	(1)	150,000
Ralph J. Bernstein(4)	25,400	7,451	(3)	32,851
Samuel H. Gray	34,400	7,492	(3)	41,892
David Kikumoto(5)	32,000	--		32,000
MG Carl H. McNair, Jr. (Ret.)(6)	60,000	9,302	(3)	69,302
Lowell D. Miller(7)	34,400	7,916	(3)	42,316
Morad Tahbaz(8)	32,400	7,469	(3)	39,869
Paul H. Tate(9)	30,000	7,762	(3)	37,762
Aaron D. Todd(2)	N/A	N/A		N/A

(1) Compensation paid in accordance with an April 15, 2003, Post-Retirement Consulting Agreement between Mr. Belsey and the Company. The agreement provides that Mr. Belsey will continue to serve as Chairman of the Board and as a consultant, thereby receiving an annual fee, paid monthly, through June 30, 2008.
(2) Mr. Todd is an employee director and earns no additional fees nor compensation above his salary (and other compensation elsewhere reported herein) for duties performed in the capacity of a director.
(3) Tax gross up paid to directors in fiscal year 2006. See narrative below.
(4) As of December 31, 2006, Mr. Bernstein held four stock option awards exercisable for an aggregate 32,000 shares of the Company's common stock.
(5) As of December 31, 2006, Mr. Kikumoto held two stock option awards exercisable for an aggregate 7,000 shares of the Company's common stock.
(6) As of December 31, 2006, Mr. McNair held four stock option awards exercisable for an aggregate 32,000 shares of the Company's common stock.
(7) As of December 31, 2006, Mr. Miller held two stock option awards exercisable for an aggregate 12,000 shares of the Company's common stock.
(8) As of December 31, 2006, Mr. Tahbaz held four stock option awards exercisable for an aggregate 32,000 shares of the Company's common stock.
(9) As of December 31, 2006, Mr. Tate held two stock option awards exercisable for an aggregate 12,000 shares of the Company's common stock.

We entered into an Executive Consulting Agreement with Mr. Belsey effective July 1, 2003, for an initial term of five years. Under the Agreement, Mr. Belsey agreed to serve as Chairman of the Board of Directors, at the pleasure of the Board of Directors, through the completion of the Annual Meeting of Stockholders in 2004. Upon expiration of that term of service and his re-election to the Board of Directors, Mr. Belsey was reappointed as Chairman through the Annual Meeting of Stockholders in 2007. Mr. Belsey also agreed to serve as a consultant with those responsibilities designated to him by the Board of Directors, for an aggregate consulting fee of $750,000, payable in equal monthly installments from July 1, 2003 through June 30, 2008. This fee is payable regardless of the amount of time Mr. Belsey spends performing his services as Chairman and consultant, and whether or not he becomes disabled or dies during such period. During the term of this Agreement and for a period of eighteen months following the termination of the agreement with us, Mr. Belsey may not engage in any business which competes with us anywhere in the United States.

During fiscal year 2006, directors did not receive stock option grants. However, option grants held by directors at fiscal year-end are reflected in the footnotes to the above table. All shares so indicated were fully vested and exercisable at December 31, 2006. Until 2006, the Company granted, on an annual basis, a five-year option to purchase 10,000 shares to each non-employee officer, exercisable at the then-current grant date closing price of our common stock. As of December 31, 2006, directors held stock options granted for director-related services to purchase a total of 127,000 shares of common stock.

We have adopted compensation and incentive benefit plans to enhance our ability to continue to attract, retain and motivate qualified persons to serve as our directors. Effective January 1, 2006, the payments to our non-employee directors, except for Mr. Belsey, were as follows:

•	Annual retainer of $15,000
•	$1,000 per Board of Directors meeting (raised to $2,000 effective November 2006)
•	$600 per committee meeting for all committees except the Audit Committee
•	$1,000 per Audit Committee meeting
•
Fee per committee meeting for committee chairman as follows: $4,000 for Audit Committee, $3,000 for Compensation/Stock Option Committee, $3,000 for Nominating and Corporate Governance Committee and $2,000 for Finance/Strategic Planning Committee.

The Company also reimburses its non-employee directors for their reasonable expenses incurred in attending Board of Directors and committee meetings. Board members who are also officers do not receive any separate compensation or fees for attending Board of Directors or committee meetings. Each non-employee director may elect to receive shares of common stock in lieu of cash payments pursuant to our Equity Compensation Plan for Non-Employee Directors.

In 2003 we purchased $50,000 life insurance policies for each non-employee director who had served longer than one year, excluding Messrs. Belsey and McNair. A life insurance policy was purchased for Mr. Tate in 2004 and for Mr. Kikumoto in 2005. Effective December 22, 2003, an annuity policy was purchased on behalf of Mr. McNair in the amount of $50,000 in lieu of insurance policies purchased for other members of the Board of Directors.

All such life insurance policies vest over two years, 50% in the cash surrender value of the policy after the first subsequent year of service as director and 50% after the second subsequent year of service as director. We agreed to reimburse each Board member for the estimated federal income taxes associated with the vesting in the life insurance policies. These reimbursements are made in the year subsequent to the year of vesting. For all directors except Mr. Belsey, the amounts reflected in the table above under “All Other Compensation” represent payments we made to the directors in 2006 for their estimated federal income taxes attributable to their vesting in the life insurance policies for the prior year.

Code of Ethics

We have adopted a Code of Ethics for our directors, officers, and employees. This Code of Ethics is intended to promote honest and ethical conduct, compliance with applicable laws, full and accurate reporting, the prompt internal reporting of violations of the code, as well as other matters. The Company will provide a copy of its Code of Ethics to any person without charge, upon written request to: Secretary, Air Methods Corporation, 7301 S. Peoria, Englewood, Colorado 80112.

Stockholder Communications

The Board of Directors recommends that stockholders initiate any communications with the Board of Directors in writing directed to the Company’s secretary at: Secretary, Air Methods Corporation, 7301 S. Peoria, Englewood, Colorado 80112. This centralized process assists the Board of Directors in reviewing and responding to stockholder communications in an appropriate manner. Each communication intended for the Board of Directors and received by the secretary that is a communication made by the stockholder in such capacity (as opposed to acting in its capacity as a party with a commercial relationship with the Company) will be promptly forwarded to the specified party.

Attendance at Annual Meeting of Stockholders

The Company encourages each member of the Board of Directors to attend each annual meeting of the stockholders. Five of the Company’s nine directors attended the Company’s 2006 Annual Stockholders Meeting.

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

Based on its review of the copies of reports filed and upon written representations, the Company believes that during 2006, executive officers, directors and ten percent stockholders of the Company were in compliance with their filing requirements under Section 16(a) of the Exchange Act, except for the following:

1.  Form 4 related to two purchase transactions by Mr. David Kikumoto was filed late due to a delay of notification to the administrative staff. The filing related to a same date, single buy order which was fulfilled via two transactions.

2.  Pursuant to a pre-determined trading plan adopted by Mr. George Belsey, which is intended to comply with the requirements of Rule 10b5−1 of the Securities Exchange Act of 1934, a sell transaction was executed on Mr. Belsey’s behalf in December 2006.  A transition in administrative personnel tasked with the filing resulted in the transaction being filed late.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

KPMG LLP, an independent registered public accounting firm, audited the consolidated financial statements of the Company for the years ended December 31, 2005 and December 31, 2006. The Company expects its independent registered public accounting firm to attend the Annual Meeting. Such accountants will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions. Current year appointment has been confirmed by the Audit Committee of the Board of Directors and is detailed herein in the Audit Committee Report.

Fees and Services for 2006 and 2005

In addition to retaining KPMG LLP, the Company’s independent registered public accounting firm, to audit the consolidated financial statements for the year ended December 31, 2006, the Company and its subsidiaries retained KPMG LLP to provide other services. The aggregate fees incurred by the Company for audit, audit-related, tax and other services provided by KPMG LLP during the years ending December 31, 2006 and December 31, 2005, respectively, were:

	2006	2005

Audit fees	$601,718	$490,000
Audit-related fees	3,510	9,000
Tax fees	-0-	42,522
All other fees	-0-	-0-

TOTAL	$605,228	$541,522

Audit fees include fees for the audit of our annual consolidated financial statements, review of our unaudited consolidated financial statements included in our quarterly reports on Form 10-Q, the audit of management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2006, review of SEC filings, consents, registration statements, comfort letters and other services normally provided by the accountant in connection with statutory and regulatory filings or engagements for those years.

Audit-related fees include assurance and related services that are reasonably related to the performance of the audit or review of our financial statements. These services include services not directly impacting the audit of the annual financial statements and related services.

Tax fees include tax services related to the preparation and/or review of, and consultations with respect to, federal, state, and local tax returns.

All other fees include fees for services not considered audit or tax services. KPMG LLP performed no such services during 2006 or 2005.

Pre-Approval Policies and Procedures

All audit and non-audit services performed for us by our independent registered public accounting firm during the fiscal year ended December 31, 2006 were pre-approved by the Audit Committee, which concluded that the provision of such services by KPMG, LLP was compatible with the maintenance of that firm’s independence in the conduct of its auditing functions.

The Audit Committee’s pre-approval policy provides for categorical pre-approval of specified audit and permissible non-audit services. In addition, audit services not covered by the annual engagement letter, audit-related services and tax services require the specific pre-approval by the Audit Committee prior to engagement. In addition, services to be provided by the independent registered public accounting firm that are not within the category of pre-approved services must be pre-approved by the Audit Committee prior to engagement, regardless of the service being requested or the dollar amount involved.

The Audit Committee may delegate pre-approval authority to one or more of its members. The member or members to whom such authority is delegated are required to report any pre-approval decisions to the Audit Committee at the meeting of the Audit Committee following the decision. The Audit Committee is not permitted to delegate to management its responsibilities to pre-approve services to be performed by our independent registered public accounting firm.

COMPENSATION DISCUSSION AND ANALYSIS

Objectives

Our compensation programs are intended to provide a link between increasing the long-term value of stockholder investment in the Company and the compensation earned by our executive officers. The objectives of our compensation programs are to:

•	Attract and retain executives capable of leading us to meet our business objectives;
•	Adequately compensate our senior executives for achieving important near-term objectives;
•	Align the interests of executive officers and stockholders through the use of equity and other long-term incentives; and
•	Reward executives for achieving sustainable increases in the value of stockholders’ investments.

Business Strategy

Our business strategy is to build the long-term value of stockholder investment in the Company by achieving the following shorter term objectives:

•	Growth of our community-based model
•	Addition and retention of aeromedical service contracts
•	Growth of our Products Division
•	Securing necessary capital and financing to fund business expansion
•	Achievement of earnings per share goals
•	Achievement of divisional earnings goals

Elements of Executive Compensation

Our compensation structure consists of two tiers of remuneration, as follows:

•
The first tier consists of competitive base pay for executive officers, plus a competitive suite of retirement, health, and welfare benefits. Our executives enjoy the same retirement, health and welfare package as all our exempt employees, except that we also provide disability income protection insurance coverage to our executives. Our base pay and benefits are designed to attract and retain world-class executives and to be sufficiently robust to sustain them during times when incentive compensation is low.

•
The second tier consists of a short-term (annual) incentive plan, which is linked to individual and Company performance on a year by year basis. It also consists of the 2006 Equity Compensation Plan, which allows for grants of incentive stock options, non-statutory stock options, shares of restricted stock, and stock appreciation rights. This plan is designed to reward executive officers for increasing the value of stockholders’ investment.

Reasons for Paying Each Element of Compensation

The reasons for paying each element of compensation are as follows:

•	Salary and benefits are paid for ongoing performance throughout the year.
•
The annual bonus component of executive compensation is in place to encourage and reward the achievement of the various components of the Business Strategy referenced above. The annual bonus rewards the achievement of short-term objectives which should eventually translate into a sustainable increase in stock price.

•
The long-term incentive compensation currently consists of options and is designed to reward executives if they are successful in increasing the value of stockholder investment. It also helps encourage executives to avoid behavior which results in short-term benefit at the expense of long-term share value.

Determination of the Amount and Formula for Each Element of Pay

Generally, we choose to pay various elements of compensation based on market norms and individual performance. Specific factors considered for each element of compensation are as follows:

•	Base pay is paid around the midpoint of the market range, and better performers are paid slightly higher than the midpoint.
•	Target bonus opportunity is set around the midpoint of the market range and is expressed as a percentage of base salary.
•
The bonus amount for each executive officer, other than the Chief Accounting Officer, is tied to a formula, which takes into account corporate performance, divisional performance, and quantifiable individual goals. The bonus amount for the Chief Accounting Officer is determined according to whether annual individual goals, which are set by the Chief Financial Officer and the Chief Executive Officer, are attained. The Chief Financial Officer and the Chief Executive Officer make a recommendation to the Compensation Committee and the Committee determines the bonus for the Chief Accounting Officer, taking into account their recommendation. The rationale for excluding the Chief Accounting Officer from the formula bonus is to help avoid the appearance of financial self-interest on the part of the Chief Accounting Officer in the achievement of key financial measures.

•
The amount of actual bonus paid to executive officers, other than the Chief Accounting Officer, depends on the extent to which the corporate performance goals and each of the individual goals have been met.

•
A total amount of $150,000 for executive officers, other than the Chief Accounting Officer, was available in 2006 to pay executive officers above formula-driven bonuses for the achievement of outstanding individual performance. The Compensation Committee retains the discretion to pay all, some, or none of this amount, depending on the extent, if any, to which executives exceed their individual performance targets set at the beginning of 2006. The Committee determines whether and to what extent the executives exceeded their individual performance targets.

•
The long-term incentives granted in 2006 consisted of stock options. The size of the grant to each officer was designed to be around the midpoint of the market range. In addition, the Committee considered both individual performance and the financial impact of the grant on the Company, when determining the size of the grants.

Policies for Allocating Between Long-Term and Currently Paid Out Compensation

Our philosophy is to place the executive team in the shoes of the stockholders to the greatest extent possible. Therefore, while the base pay and annual bonus are competitive, the largest potential component of compensation comes from the long-term incentive. That is, when the value of stockholders' investment is increased, executives have the greatest opportunity for gain.

Allocation Between Cash and Non-Cash Compensation

The most significant form of non-cash compensation is the long-term incentive, and it is the most significant portion of the total compensation package for the reasons stated above. The only other sources of non-cash compensation are the 401(k) retirement plan and the health and welfare plans, including disability income protection coverage. While they are competitive, they are considerably less in amount than our other forms of compensation. The reason for this is that we prefer that the executive officers have a significant amount of pay at risk.

Long-Term Compensation - Basis for Reward and Downside Risk

To date, we have awarded only stock options but will consider other equity-based incentives in the future. Options bear a relationship to our long-term goals in that they increase in value as the stock increases in value. Management bears significant exposure to downside risk through options. Management is also exposed to downside risk through shares of common stock the executive officers own outright. We have carefully evaluated the cost of options we grant to our executive officers. We will continue to evaluate the cost of options and other forms of equity compensation vehicles against the benefit those vehicles are likely to yield in building long-term share value.

Equity Grants and Market Timing

Our 2006 fiscal-year plan to grant options was independent of the timing of our release of material, non-public information. We currently intend to maintain this practice in the future. We have no program, plan, or practice of awarding options and setting the exercise price based on any price other than the fair market value of our stock on the grant date.

Specific Forms of Compensation and the Role of Discretion

In the past, the Compensation Committee has retained the authority to review executive officer base compensation and to make increases based on general performance and market norms. Also, the Compensation Committee has retained the authority to make long-term incentive grants (historically stock options) based on executive performance and market norms. The Committee intends to retain the discretion to make decisions about executive officer base compensation and certain levels of stock option grants, with or without predetermined performance goals.

The Committee may make future grants of options, restricted stock, or other equity compensation, subject to objective performance goals. At this time, it has not determined whether it would exercise discretion and reduce the size of an award or payout even if performance goals are met. However, the Committee has no current intention to increase the size of any objectively determined equity compensation award, especially if performance goals are not met.

With respect to the annual executive bonus plan, the Compensation Committee uses an objective formula to determine payouts to executive officers, other than the Chief Accounting Officer. The objective measures relate to corporate earnings performance and divisional earnings performance, as compared to budgeted objectives. The formula also includes objectively measured individual goals. However, these individual goals do not amount to more than 25% of the total award. With respect to the Chief Accounting Officer, at the beginning of each year, individual goals are set by the Chief Financial Officer and the Chief Executive Officer. At the close of the year, they inform the Compensation Committee the extent to which the individual goals have been met. The Committee exercises a certain amount of discretion in determining whether the individual goals of the executive officers have been met, as well as the size of any award.

A predetermined target bonus is paid to executives to the extent the predetermined goals are met. A total amount of $150,000 for executive officers, other than the Chief Accounting Officer, was available in 2006 to pay executive officers above formula-driven bonuses for the achievement of outstanding individual performance. The Committee has the discretion not to pay part or all of the $150,000, even if all individual goals are exceeded.

How Individual Forms of Compensation are Structured and Implemented to Reflect the Executive Officers’ Individual Performance and Contribution

The Compensation Committee considers a variety of factors, both qualitative and quantitative, in evaluating our executive officers and making compensation decisions. Market factors and the individual contribution of each officer of the Company impact decisions regarding each executive officer's base pay, the size of each executive officer's annual bonus opportunity, and the size of each executive officer's long-term incentive opportunity.

Specific objectives against which executive performance is gauged determine the amount each executive receives under the annual bonus plan. These objectives include the addition and retention of aeromedical service contracts, growth of our community-based model, growth of the Products Division, securing of capital to finance expansion, and meeting the growth goals of particular divisions. Success in these areas is determined both on an individual and team basis.

Certain goals are corporate goals against which the executive officers' performance is judged as a team. These include earnings per share goals and growth in the value of stockholder investment. Rewards under the long-term incentive plans are primarily tied to the extent these corporate goals are achieved.

Policy Regarding Adjustment of Awards if Relevant Performance Measures are Restated or Adjusted

The annual bonus and other incentive compensation must be forfeited by the Chief Executive Officer and the Chief Financial Officer if, during the 12-month period following the issuance of financial statements, those financial statements must be restated due to material noncompliance as a result of misconduct in the preparation of financial those financial statements, as required under Section 304 of the Sarbanes-Oxley Act of 2002.

Factors Considered in Decisions to Increase or Decrease Compensation Materially

The Committee would consider clear, sustained market trends in approving a material increase or decrease in executive compensation.

Impact Amounts Received by Previously Earned Compensation Have on Other Compensation

We maintain no supplemental pension plans or other programs in which gains from prior compensation could influence amounts earned currently. The Compensation Committee may consider gains from prior awards when determining the appropriate size of long-term incentive grants.

Impact of Accounting and Tax Treatment on Various Forms of Compensation

The accounting and tax treatments of each particular form of compensation are taken into account when determining amounts and awards. Our incentive payments are designed so that they are deductible under Section 162(m) of the Internal Revenue Code, and we intend that all compensation payments be deductible.

We monitor the treatment of options under FAS 123R in determining the form and size of option grants.

Nonqualified options are deductible by the Company when they are exercised, to the extent that the optionee recognizes ordinary income rather than capital gain on exercise.

Ownership Requirements and Policies Regarding Hedging Risk on Company’s Equity Securities

We currently have no security ownership requirements for executives, and no policies regarding hedging economic risk and ownership.

Role of Executive Officers in Determining Compensation

The Compensation Committee makes all base, bonus, and equity compensation decisions regarding executive officers, with the exception of Mr. Todd. The entire Board, with Mr. Todd abstaining, makes all compensation decisions regarding Mr. Todd. However, executive officers give the Committee input in the following areas:

•	Financial projections for Company and divisional performance goals
•	Input on the individual goals for Mr. Todd’s direct reports
•	Input on equity compensation grants, base pay increases, and annual bonus incentive opportunity

Benchmarking of Compensation

In the course of determining compensation of executive officers in 2006, we looked at publicly traded companies of a similar size. We also looked at businesses in similar industries and businesses headquartered in the Rocky Mountain West. We looked at the compensation paid to the executive officers of these businesses to compare our compensation levels to market. Our compensation philosophy does not include an effort to pay at a particular percentile of market. Accordingly, we did not attempt to use these companies as a benchmark against which to set our compensation. Nevertheless, we view these companies as competitors for executive officer talent, so we believe it is useful to examine their pay practices from time to time.

SUMMARY COMPENSATION

The following table sets forth the total compensation earned by the Chief Executive Officer, Chief Financial Officer, and each of the three other most highly compensated executive officers (the “named executive officers”) for the year ended December 31, 2006.

2006 SUMMARY COMPENSATION
Name and Principal Position	Year	Salary ($)	Bonus(1) ($)	Option Awards(2) ($)	All Other Compensation ($)		Total ($)
Aaron D. Todd	2006	339,500	220,675	-	26,684	(3)	586,859
Chief Executive Officer
Trent J. Carman	2006	217,600	89,216	-	16,841	(4)	323,657
Chief Financial Officer and Secretary and Treasurer
David L. Dolstein	2006	227,085	196,064	-	18,643	(5)	441,792
Senior Vice President, Community Based Services
Michael D. Allen	2006	179,372	60,000	236,500	10,562	(6)	486,434
Senior Vice President, Air Medical Services
Sharon J. Keck	2006	167,000	35,000	94,600	9,213		305,813
Chief Accounting Officer and Controller

(1) Bonus amounts earned in 2006 will be paid in 2007. Does not include bonus amounts earned by executive officers in 2005 which were paid in 2006. Those amounts are: Aaron Todd, $395,500; Trent Carman, $158,400; David Dolstein, $162,200; Michael Allen, $30,000; Sharon Keck, $50,000.
(2) Valuation assumptions are discussed below.
(3) Consists of an $18,477 match to the 401(k) plan and a disability income protection premium of $8,207.
(4) Consists of $13,653 match to the 401(k) plan and a disability income protection premium of $3,188.
(5) Consists of a $16,829 match to the 401(k) plan and a disability income protection premium of $1,814.
(6) Consists of a $10,562 match to the 401(k) plan.

STOCK OPTION GRANTS

Stock option grants to the named executive officers were as follows for the year ended December 31, 2006:

2006 GRANTS OF PLAN-BASED AWARDS
			Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($ / Share)	Grant Date Fair Value of Stock and Option Awards ($)

Name	Grant Date	Approval Date

Aaron D. Todd	N/A	N/A	N/A	N/A	N/A
Chief Executive Officer
Trent J. Carman	N/A	N/A	N/A	N/A	N/A
Chief Financial Officer and Secretary and Treasurer
David L. Dolstein	N/A	N/A	N/A	N/A	N/A
Senior Vice President, Community Based Services
Michael D. Allen	5/3/2006	5/2/2006	25,000	28.70	236,500
Senior Vice President, Air Medical Services
Sharon J. Keck	5/3/2006	5/2/2006	10,000	28.70	94,600
Chief Accounting Officer and Controller

Respective to the “Option Awards” column and footnote number 2 in the above Summary Compensation Table, Mr. Allen and Ms. Keck were awarded option grants during fiscal year 2006 which are reported as a dollar figure. That amount was calculated in accordance with the requirements of FAS 123R, as explained below. Total compensation includes the valuation of these option grants, as required. However, none of the optioned shares became vested and, therefore, none was exercisable during 2006. The options granted in 2006 vest in equal 1/3 installments upon each of the first, second and third anniversaries of the grant date of May 3, 2006.

The fair value of each option grant is estimated on the date of grant using the Black-Scholes option-pricing model. The Company uses historical option exercise data for similar employee groups, as well as the vesting period and contractual term, to estimate the expected term of options granted; the expected term represents the period of time that options granted are expected to be outstanding. Expected volatility is based on historical volatility of the Company’s stock. The risk-free rate for periods within the contractual life of the option is based on the U.S. Treasury yield curve in effect at the time of the grant.

Our stock option plans provide that the exercise price of option grants shall be set at the closing price of the common stock upon the date of the grant. For awards reported in the above Grants Of Plan-Based Awards Table, the exercise price was determined in that same manner. Should options be granted on a non-business day, the closing price of the common stock on the next business day will be the exercise price. In the event the holder of a stock option grant terminates employment prior to complete vesting of the grant, the optionee has 90 days beyond the termination date to exercise vested shares. Shares subject to the stock option grant which were not vested upon the date of termination are canceled. Canceled shares then become subject to reissue under the particular plan provisions.

OUTSTANDING EQUITY AWARDS AT DECEMBER 31, 2006

The following table provides certain summary information concerning stock option values as of December 31, 2006, for the named executive officers.

	Option Awards
Name	Number of Securities Underlying Unexercised Options (exercisable) (#)	Number of Securities Underlying Unexercised Options (unexercisable) (#)	Option Exercise Price ($)	Option Expiration Date

Aaron D. Todd	25,000		8.98	01/01/09(1)
Chief Executive Officer		125,000	8.98	01/01/10(2)
	20,000		7.92	06/11/08(4)

Trent J. Carman	15,000		8.98	01/01/09(1)
Chief Financial Officer and	20,500		7.92	06/11/08(4)
Secretary and Treasurer		60,000	8.98	01/01/10(2)

David L. Dolstein		100,000	8.98	01/01/10(2)
Senior Vice President
Community Based Services

Michael D. Allen		25,000	28.70	05/03/11(3)
Senior Vice President
Air Medical Services

Sharon J. Keck	10,000		8.98	01/01/09(1)
Chief Accounting Officer		50,000	8.98	01/01/10(2)
and Controller		10,000	28.70	05/03/11(3)

(1) Options became fully vested on January 1, 2006, the third anniversary date of grant.
(2) Options granted under this award will fully vest on January 1, 2009.
(3) 1/3 of the total number of options vest upon each of the first, second and third anniversaries of the grant date, May 3, 2006.
(4) Options became fully vested on June 11, 2005, the second anniversary date of grant.

2006 OPTION EXERCISES

The following table summarizes information regarding option exercises by the Executive Officers during the year ended December 31, 2006.

	Option Awards
Name	Number of Shares Acquired on Exercise(1) (#)	Value Realized on Exercise(2) ($)

Aaron D. Todd	41,357	771,642
Chief Executive Officer

Trent J. Carman	17,000	301,610
Chief Financial Officer, Secretary and Treasurer

David L. Dolstein	40,000	699,700
Senior Vice President, Community Based Services

Michael D. Allen	N/A	N/A
Senior Vice President, Air Medical Services

Sharon J. Keck	15,000	287,100
Chief Accounting Officer and Controller

(1) Represents aggregate number of shares acquired upon exercise in fiscal year 2006.

(2) Represents aggregate net gain on shares acquired by options exercised in fiscal year 2006. Value is based upon the closing price of our common stock on the date of share acquisition.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

We entered into an Employment Agreement with Mr. Todd effective July 1, 2003, for an initial term of two years, subject to successive one-year extensions. The agreement may be terminated by either party upon 90 days’ written notice, or immediately by us for cause. In the event we terminate the agreement without cause, Mr. Todd is entitled to severance payments for eighteen months following termination at an annual rate equal to his highest cash compensation during any 12-month period of his employment. In the event of termination resulting from a change in control of the Company, Mr. Todd is entitled to severance payments for 36 months following termination at an annual rate equal to his highest cash compensation during any 12-month period of his employment. During the term of employment and for eighteen months following the termination of employment, Mr. Todd may not engage in any business which competes with us anywhere in the United States.

We entered into Employment Agreements with Mr. Dolstein and Ms. Keck effective January 1, 2003; with Mr. Carman effective April 28, 2003; and with Mr. Allen effective January 4, 2006. Each agreement was for an initial term of one year starting on the effective date, and is subject to successive one-year extensions. Each agreement may be terminated either by us or by the executive upon 90 days’ written notice, or immediately by us for cause. In the event we terminate an agreement without cause, the executive is entitled to severance payments for twelve months following termination at an annual rate equal to his highest cash compensation during any 12-month period of the executive’s employment. In the event of termination resulting from a change in control of the Company, the executive is entitled to severance payments for 24 months following termination at an annual rate equal to his highest cash compensation during any 12-month period of the executive’s employment. During the term of employment and for twelve months following the termination of employment, the executive may not engage in any business which competes with us anywhere in the United States.

In addition to the severance payments described above, the executive is entitled to continue to receive at our expense, coverage under our health insurance policies, or comparable coverage, during the term of such severance payments, but only until the executive begins other employment in connection with which he is entitled to health insurance coverage. As a condition of the executive’s right to receive severance compensation, the executive must sign and deliver to the Company a release of all claims that the executive might otherwise assert against the Company. During the term of employment and for five years following the termination of employment, the executive may not directly or indirectly use, disseminate, or disclose any of our confidential information or trade secrets.

The following table summarizes potential payments that would be made to the Executive Officers upon termination or a change in control of the Company, assuming the triggering event took place on December 31, 2006, and the stock price was the closing market price as of that date.

2006 POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL EVENT
Name	Benefit	Before Change in Control Termination w/o Cause or for Good Reason ($)	After Change in Control Termination w/o Cause or for Good Reason(3) ($)	Death ($)	Disability ($)	Change in Control(2) ($)
Aaron D. Todd	Severance(1)	1,137,416	2,274,831	--	--	--
Chief Executive Officer	Death(1)	--	--	29,412	--	--
	Disability(1)	--	--	--	176,650	--
	Accelerated Vesting of Stock Options	--	--	--	--	2,367,500
Trent J. Carman	Severance(1)	394,453	788,906	--	--	--
Chief Financial Officer	Death(1)	--	--	19,323	--	--
Secretary and Treasurer	Disability(1)	--	--	--	115,940	--
	Accelerated Vesting of Stock Options	--	--	--	--	1,136,400
David L. Dolstein	Severance(1)	415,914	831,828	--	--	--
Senior Vice President	Death(1)	--	--	20,370	--	--
Community Based	Disability(1)	--	--	--	122,221	--
Services	Accelerated Vesting of Stock Options	--	--	--	--	1,894,000
Michael D. Allen	Severance(1)	224,733	449,466	--	--	--
Senior Vice President	Death(1)	--	--	16,110	--	--
Air Medical Services	Disability(1)	--	--	--	96,658	--
	Accelerated Vesting of Stock Options	--	--	--	--	--
Sharon J. Keck	Severance(1)	230,220	460,440	--	--	--
Chief Accounting	Death(1)	--	--	14,871	--	--
Officer and Controller	Disability(1)	--	--	--	89,225	--
	Accelerated Vesting of Stock Options	--	--	--	--	947,000

(1) Includes amounts for health care benefits and 401(k) matching.
(2) Represents the number of options which vest immediately upon a change of control times the difference between the closing market price of our stock on December 31, 2006, and the exercise price of each option. No value is reflected for options if the exercise price was greater than the closing price of our stock on December 31, 2006.
(3) The After Change of Control cash payment is reduced by the amount in excess of the safe harbor amount calculated under IRC Sec. 280g. This reduction in estimated to be $1,414,527 for Mr. Todd, $335,659 for Mr. Carman, $489,000 for Mr. Dolstein, $75,153 for Mr. Allen and $179,751 for Ms. Keck.  The valuation of the acceleration of the options is based on the safe harbor valuation method provided by Rev. Proc. 2003-68.

Change-in-Control Arrangements

In addition to change-in-control provisions included in the employment agreements described above, our 2006 Equity Compensation Plan also contains a change-in-control provision. Outstanding options or other equity compensation grants under the plan become fully vested in connection with the disposition of all, or substantially all, of the Company’s assets or outstanding capital stock by means of a sale, or a merger or reorganization in which the Company is not the surviving corporation.

Compensation Committee Report

The compensation committee, comprised of independent directors, reviewed and discussed the above Compensation Discussion and Analysis with the Company’s management. Based on the review and discussions, the compensation committee recommended to the Company’s board of directors that the Compensation Discussion and Analysis be included in this proxy statement.

By the Compensation/Stock Option Committee:

Lowell D. Miller, Ph.D., Chairman
Ralph J. Bernstein
Samuel H. Gray

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
AND RELATED STOCKHOLDER MATTERS

The following table sets forth, as of May 31, 2007, the beneficial ownership of our outstanding Common Stock: (i) by each person who owns (or is known by us to own beneficially) more than 5% of the Common Stock, (ii) by each of our directors and executive officers, and (iii) by all directors and executive officers as a group.

Name and Address	Number of Shares	Percentage of Common Stock

Michael D. Allen 7301 S. Peoria St. Englewood, CO 80112	18,504(1)	*

George W. Belsey 7301 South Peoria Englewood, CO 80112	49,936(2)	*

Ralph J. Bernstein 57 Wilton Rd Weston, CT 06880	1,288,127(3)	10.8%

Trent J. Carman 7301 South Peoria Englewood, CO 80112	42,167(4)	*

David L. Dolstein 7301 South Peoria Englewood, CO 80112	12,175(5)	*

Samuel H. Gray 126 Summit Road Elizabeth, NJ 07208	3,750(6)	*

Sharon J. Keck 7301 South Peoria Englewood, CO 80112	17,727(7)	*

David Kikumoto 6412 S. Fiddler’s Green Circle, Suite 200 East Greenwood Village, CO 80111	15,750(8)	*

MG Carl H. McNair, Jr. (Ret.) 3170 Fairview Park Drive, MC 256 Falls Church, VA 22042	65,537(9)	*

Lowell D. Miller, Ph.D. 16940 Stonehaven Belton, MO 64012	41,750(10)	*

Morad Tahbaz 57 Wilton Rd. Weston, CT 06880	156,933(11)	1.3%

Paul H. Tate 7001 Tower Road Denver, CO 80249	15,750(12)	*

Name and Address	Number of Shares	Percentage of Common Stock
(continued)

Aaron D. Todd 7301 South Peoria Englewood, CO 80112	71,777(13)	*

All Directors and Executive Officers as a group (13 persons)	1,799,433(14)	14.7%

Independence Investments, LLC. 160 Federal Street Boston, MA 02110	830,204(15)	7.0%

FMR Corp. 82 Devonshire Street Boston, MA 02109	641,508(16)	5.4%

William Blair & Co., LLC 222 W. Adams Chicago, IL 60606	1,301,233(17)	10.9%

*	Less than one percent (1%) of Common Stock outstanding May 31, 2007.

(1)	Consists of 171 shares directly owned shares, and 18,333 shares subject to stock options exercisable within 60 days.
(2)	Consists of 49,936 shares directly owned by George and Phyllis Belsey.
(3)
Consists of (i) 35,750 shares subject to stock options exercisable within 60 days, (ii) 1,157,877 shares directly owned, (iii) 60,500 shares owned by Yasmeen Bernstein, Mr. Bernstein’s spouse, and (iv) 34,000 shares subject to currently exercisable warrants.

(4)	Consists of 42,167 shares subject to stock options exercisable within 60 days.
(5)	Consists of 2,175 shares directly owned by David and Kathi Dolstein and 10,000 shares subject to stock options exercisable within 60 days.
(6)	Consists of 3,750 shares subject to stock options exercisable within 60 days.
(7)	Consists of (i) 17,333 shares subject to stock options exercisable within 60 days, and (ii) 394 shares directly owned.
(8)	Consists of (i) 10,750 shares subject to stock options exercisable within 60 days, and (ii) 5,000 shares directly owned.
(9)	Consists of (i) 29,787 shares jointly owned with spouse, Jo Ann McNair; and (ii) 35,750 shares subject to stock options exercisable within 60 days.
(10)	Consists of (i) 28,000 shares owned directly, and (ii) 13,750 shares subject to stock options exercisable within 60 days.
(11)	Consists of (i) 35,750 shares subject to stock options exercisable within 60 days, (ii) 55,183 shares directly owned, and (iii) 66,000 shares subject to currently exercisable warrants.
(12)	Consists of 15,750 shares subject to stock options exercisable within 60 days.
(13)	Consists of (i) 17,843 shares directly owned, (ii) 2,267 shares beneficially owned by Mr. Todd in our 401(k) plan; and (iii) 51,667 shares subject to stock options exercisable within 60 days.
(14)	Includes (i) 290,750 shares subject to stock options exercisable within 60 days and (ii) 100,000 shares subject to currently exercisable warrants.
(15)	Based solely on Schedule 13G filed by the beneficial owner with the Securities and Exchange Commission on January 11, 2007.
(16)	Based solely on Schedule 13G filed by the beneficial owner with the Securities and Exchange Commission on February 14, 2007.
(17)	Based solely on Schedule 13G filed by the beneficial owner with the Securities and Exchange Commission on April 10, 2007.

Equity Compensation Plan Information

The following equity compensation plans have been previously approved by our shareholders:
•
2006 Equity Compensation Plan - provides for the granting of incentive stock options, non-statutory stock options, shares of restricted stock, stock appreciation rights and supplemental bonuses consisting of shares of common stock, cash or a combination thereof to employees, directors, and consultants.

•
1995 Employee Stock Option Plan - provides for the granting of incentive stock options and nonqualified stock options, stock appreciation rights, and supplemental stock bonuses to employees as well as third party consultants and directors.

•	Nonemployee Director Stock Option Plan - provides for the granting of nonqualified stock options to nonemployee directors of the Company upon the completion of each full year of service.
•
Equity Compensation Plan for Nonemployee Directors - provides for the issuance of shares of common stock to nonemployee directors, at their election, in lieu of cash as payment for their director services.

Information regarding the securities under all of these plans was as follows as of December 31, 2006:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants, and rights (a)	Weighted-average exercise price of outstanding options, warrants, and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)

Equity compensation plans approved by security holders	712,499	$10.58	705,541

Equity compensation plans not approved by security holders	--	N/A	--

Total	712,499	$10.58	705,541

INCORPORATION BY REFERENCE

The information contained in the Compensation/Stock Option Committee Report and Audit Committee Report shall not be deemed to be “soliciting material” or “filed” or incorporated by reference in future filings with the SEC, or subject to the liabilities of Section 18 of the Exchange Act, except to the extent that the Company specifically incorporates it by reference into a document filed under the Securities Act of 1933, as amended, or the Exchange Act.

STOCKHOLDER PROPOSALS

Stockholders who intend to present proposals at the 2008 annual meeting of stockholders, which the Company expects to hold in June 2008, must deliver proposals to the Company at its principal executive offices, Attention: Corporate Secretary, by Friday, February 1, 2008, for inclusion in the proxy materials relating to that meeting. All proposals must comply with the applicable requirements of federal securities’ laws and the Company’s Bylaws.

Stockholder proposals for the 2008 Annual Meeting of Stockholders submitted to the Company prior to Tuesday, April 1, 2008 may, at the discretion of the Company, be voted on at the 2008 Annual Meeting of Stockholders. All proposals received by the Company after April 1, 2008 will be considered untimely.

OTHER MATTERS

The Company knows of no business that will be presented for consideration at the Annual Meeting other than that described above. However, if any other business should come before the Annual Meeting, it is the intention of the persons named in the enclosed form of Proxy to vote the proxies in respect of any such business in accordance with their best judgment.

BY ORDER OF THE BOARD OF DIRECTORS:

Trent J. Carman, Secretary
June 27, 2007
Englewood, Colorado